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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
WATSON PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 12, 2004

To Our Stockholders:

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Watson Pharmaceuticals, Inc. The meeting will be held at the Westin South Coast Plaza Hotel located at 686 Anton Boulevard, Costa Mesa, California on Monday, May 17, 2004 at 9:00 a.m. local time.

        The Secretary's Notice of Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the company.

        We appreciate your continued interest and support as a Watson Pharmaceuticals, Inc. stockholder. We hope that you will be able to attend the meeting in person and we look forward to seeing you. For your convenience, we are also offering a webcast of the meeting. The webcast will be available by accessing www.watsonpharm.com shortly before the meeting time. You may also listen to a replay of the webcast on the company's site beginning May 18, 2004.

        Whether or not you plan to attend the annual meeting, please vote your shares by: (i) calling the toll-free telephone number on your proxy card, (ii) the Internet by following the instructions on your proxy card, or (iii) marking, dating and signing the enclosed proxy card and returning it in the accompanying postage paid envelope as quickly as possible, even if you plan to attend the meeting. You may revoke your proxy and vote in person at the annual meeting if you so desire.

Sincerely,

Allen Chao, Ph.D. Chairman of the Board and Chief Executive Officer

WATSON PHARMACEUTICALS, INC.

311 Bonnie Circle
Corona, California 92880

2004 ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2004

Notice of Annual Stockholders' Meeting:

        You are hereby notified that the 2004 Annual Meeting of Stockholders (the "Meeting") of Watson Pharmaceuticals, Inc. (the "Company") will be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California at 9:00 a.m. local time, on Monday, May 17, 2004, for the following purposes:

  1.
  To elect three (3) directors to hold office until the 2007 Annual Meeting or until their respective successors are duly elected and qualified.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for the fiscal year ending December 31, 2004.

  3.
  To consider a stockholder proposal regarding executive compensation.

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on March 19, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at the close of business on March 19, 2004 will be entitled to notice of and to vote at the Meeting or any adjourned meeting thereof. Your attention is directed to the attached Proxy Statement for more complete information regarding the matters to be acted upon at the Meeting.

        Whether or not you plan to attend the annual meeting, please vote your shares by: (i) calling the toll-free telephone number on your proxy card, (ii) the Internet by following the instructions on your proxy card, or (iii) marking, dating and signing the enclosed proxy card and returning it in the accompanying postage paid envelope as quickly as possible, even if you plan to attend the meeting. You may revoke your proxy and vote in person at the annual meeting if you so desire.

By Order of the Board of Directors

David A. Buchen, Secretary
Corona, California April 12, 2004

TABLE OF CONTENTS

General	1
VOTING RIGHTS AND SOLICITATION OF PROXIES	1
ELECTION OF DIRECTORS	2
Board Independence	5
Executive Sessions	5
Communications with the Board of Directors	5
Director Nomination Process	5
Board and Committee Meetings	6
Corporate Governance	7
DIRECTORS' COMPENSATION	8
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	8
HOLDINGS OF STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS	9
EXECUTIVE COMPENSATION	11
SUMMARY COMPENSATION TABLE	11
Employment Agreements	12
Options	13
Option Exercises and Fiscal Year-End Values	14
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	15
Compensation Philosophy	15
Executive Compensation	15
Policy on Deductibility of Compensation	16
Chief Executive Officer's Compensation	16
Conclusion	17
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	17
STOCK PRICE PERFORMANCE GRAPH	18
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR	19
AUDIT FEES	19
REPORT OF THE AUDIT COMMITTEE	20
STOCKHOLDER PROPOSAL: EXECUTIVE COMPENSATION	21
Proponent's Proposal	22
Proponent's Supporting Statement	22
Watson's Response	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
STOCKHOLDERS' PROPOSALS FOR THE 2005 ANNUAL MEETING	24
OTHER BUSINESS	24
APPENDIX "A"—Audit Committee Charter	A-1

i

WATSON PHARMACEUTICALS, INC.
311 Bonnie Circle
Corona, California 92880
2004 ANNUAL MEETING OF STOCKHOLDERS
MAY 17, 2004

PROXY STATEMENT

General

        This Proxy Statement and the accompanying proxy are furnished to stockholders of Watson Pharmaceuticals, Inc. ("Watson" or the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2004 Annual Meeting of Stockholders (the "Meeting") to be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California at 9:00 a.m. local time, on May 17, 2004, for the purposes set forth in the accompanying Notice of Annual Stockholders' Meeting. This Proxy Statement, the enclosed form of proxy, and the Company's 2003 Annual Report to Stockholders are being mailed to stockholders on or about April 12, 2004.

        Stockholders of record at the close of business on March 19, 2004 (the "record date") are entitled to notice of and to vote at the Meeting. On such date, there were outstanding 108,804,879 shares of the Company's common stock, par value $.0033 per share (the "Common Stock"). In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company. Following the original mailing of the proxies and other soliciting materials, employees of the Company will request brokers, custodians, nominees and other stockholders of record to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the stockholders of record, will reimburse such holders for their reasonable expenses.

        Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting who will determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of Common Stock outstanding and entitled to vote at a meeting of stockholders is necessary in order to constitute a quorum for the conduct of business at the Meeting. If a proxy is received but marked abstention or if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e. "broker non-votes"), those shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum.

        A properly executed proxy will be voted in the manner directed by the stockholder submitting the proxy. If no direction is made, such proxy will be voted FOR the election of all nominees named under the caption "Election of Directors" as set forth therein as directors of the Company, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditor, and AGAINST the approval of the stockholder proposal. A stockholder may revoke his or her proxy in one of three ways at any time before the proxy is voted at the Meeting. First, the stockholder may send a notice in writing to the Secretary of the Company revoking the proxy. Second, the stockholder may attend the

Meeting in person and vote. Third, the stockholder may execute a proxy with a later date and deliver it to the Secretary of the Company before the voting at the Meeting.

        As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. However, if other proper matters are presented at the Meeting it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

        If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. The Internet and telephone voting facilities will close at 6:00 a.m. P.D.T. on May 17, 2004. Stockholders who vote through the Internet or telephone should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who vote by Internet or telephone need not return a proxy card by mail. If your voting form does not reference Internet or telephone information, please complete and return the paper Proxy in the self-addressed postage paid envelope provided.

        In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission called "householding." Under this practice, stockholders of record who have the same address and last name and do not participate in the electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. If you share an address with another stockholder and prefer to receive separate copies of our proxy materials, please mail your request to Watson Pharmaceuticals, Inc., Investor Relations, 311 Bonnie Circle, Corona, California 92880.

ELECTION OF DIRECTORS

        The Company's Articles of Incorporation provide that the Board of Directors will be divided into three classes. One class is elected each year for a three-year term, expiring at the Company's annual meeting of stockholders. At the Meeting, three directors, who will comprise the Class III directors, are to be elected to serve until the 2007 annual meeting or until their successors are duly elected and qualified. Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions will not affect the outcome of the election of directors. In addition, the election of directors is a matter on which a broker or other nominee has discretionary voting authority, and thus broker non-votes will not result from this proposal. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the following three current directors of the Company for election as Class III directors: Allen Chao, Ph.D., Michel J. Feldman and Fred G. Weiss. The Class I directors, Michael J. Fedida, Albert F. Hummel and Catherine Klema are scheduled to serve as directors until the 2005 Annual Meeting. The Class II directors, Ronald R. Taylor, Andrew L. Turner and Jack Michelson are scheduled to serve as directors until the 2006 Annual Meeting. There are no vacant positions on the Board of Directors.

        Information about the nominees for director and our directors whose term of office will continue after the Meeting is set forth in the following paragraphs, and is based on information provided to the Company as of March 19, 2004.

Nominees for Election at the Meeting:

Allen Chao, Ph.D.	Director since 1985

Allen Chao, Ph.D., 58, a co-founder of the Company, has been Chief Executive Officer of the Company since 1985, Chairman since May 1996 and was President from February 1998 to October 2002. Dr. Chao serves on the Board of Directors of Somerset Pharmaceuticals, Inc., a research and development pharmaceutical company, which is fifty percent (50%) owned by the Company. Dr. Chao also serves on the Board of Directors of Accuray, Inc., a developer of medical devices for the treatment of cancers.
Michel J. Feldman	Director since 1985

Michel J. Feldman, 61, is a member of the law firm of Seyfarth Shaw LLP, where he has practiced since October 2003. Previously, Mr. Feldman was a member of the law firm of D'Ancona & Pflaum LLC, where he practiced from June 1991 to October 2003. Effective October 2003, Seyfarth Shaw LLP was merged with D'Ancona & Pflaum LLC. From time to time, Seyfarth Shaw LLP provides legal services to the Company. Mr. Feldman also served as the Secretary of the Company from 1995 to 1998 and Interim General Counsel from May 2002 to November 2002.
Fred G. Weiss	Director since 2000

Fred G. Weiss, 62, has been the managing director of FGW Associates, Inc., a consulting firm, since 1997. Mr. Weiss served as Vice President, Planning, Investment and Development of Warner-Lambert from 1983 to 1996 and prior to that served as Vice President and Treasurer of Warner-Lambert from 1979 to 1983, where he was involved in both strategic planning and corporate development. Mr. Weiss is also a director of numerous Merrill Lynch-sponsored mutual funds.

        The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

Directors whose Terms Expire at the 2005 Meeting:

Michael J. Fedida	Director since 1995

Michael J. Fedida, 56, a registered pharmacist, has served for the past fifteen years as an officer and director of several retail pharmacies wholly or partially owned by him, including J&J Pharmacy and Classic Pharmacy since 1987; Perfect Pharmacy from 1980 to 2000; and Phoster Pharmacy from 1985 to 2000. Mr. Fedida served on the Board of Directors of Circa Pharmaceuticals, Inc. ("Circa"), from 1988 to 1995, at which time Circa was acquired by the Company.

Albert F. Hummel	Director since 1986

Albert F. Hummel, 59, has been a director of the Company since March 1986, except for a period from July 1991 to October 1991. Mr. Hummel has served as a partner in Affordable Residential Communities, a property management firm, since January 1994. Additionally, Mr. Hummel has been President of Pentech Pharmaceuticals, Inc., a development stage pharmaceutical company, since July 1998.
Catherine M. Klema	Director since 2004

Catherine M. Klema, 45, has been a director of the Company since March 2004. Ms. Klema is currently President of Nettleton Advisors LLC, a consulting firm established by Ms. Klema in 2001. Ms. Klema served as Managing Director, Healthcare Investment Banking at SG Cowen Securities from 1997 to 2001. While at SG Cowen, Ms. Klema had advised the Company on investment banking matters. Ms Klema also served as Managing Director, Healthcare Investment Banking at Furman Selz LLC from 1994 until 1997, and was employed by Lehman Brothers from 1987 until 1994. Ms. Klema is also a Director of Pharmaceutical Product Development, Inc.

Directors Whose Terms Expire In 2006:

Jack Michelson	Director since 2002

Jack Michelson, 69, has been a director of the Company since February 11, 2002 and was a consultant to the Company from February 2001 to June 2003. Mr. Michelson served as an officer of G.D. Searle & Co., a pharmaceutical company, for twenty-four years, of which Mr. Michelson was Corporate Vice President and President, Technical Operations from 1993 to 2001; Senior Vice President of Technical Operations from 1981 to 1993; and Vice President of Production and Engineering from 1977 to 1981.
Ronald R. Taylor	Director since 1994

Ronald R. Taylor, 56, has been President of Tamarack Bay, LLC, a private consulting firm, since 2001. Mr. Taylor has been a director of Westcoast Hospitality Corporation, a hotel operating company, since 1998. Mr. Taylor was a limited partner of Enterprise Partners Venture Capital ("Enterprise Capital"), a venture capital firm, from April 2001 until September 2002, and was formerly a general partner of Enterprise Capital from April 1998 to March 2001. Mr. Taylor also was a consultant to Cardinal Health, Inc., a provider of healthcare products and services, from May 1996 to May 2002.

Andrew L. Turner	Director since 1997

Andrew L. Turner, 57, currently serves as Chairman of the Board of both EnduraCare Therapy Management, Inc. (formerly known as EnduraCare, LLC), a provider of rehabilitation and therapy management services founded by Mr. Turner in 2000, and Code Blue Staffing Solutions, LLC, a temporary staffing company founded by Mr. Turner in 2001. Mr. Turner was also the founder of Sun Healthcare Group, Inc. ("Sun Healthcare"), an international long-term care provider. From 1989 until August 2000, Mr. Turner served as Chairman of the Board and Chief Executive Officer of Sun Healthcare. In October 1999, Sun Healthcare filed voluntary petitions with the U.S. Bankruptcy Court to reorganize under Chapter 11 of the Federal Bankruptcy Code.

Board Independence

        On an annual basis the Board reviews the independence of all directors and affirmatively makes a determination as to the independence of each director. The Board has determined that a majority of its directors have no direct or indirect material relationship with the Company (other than as a director of the Company) and are independent within the meaning of the independence standards promulgated by the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE").

Executive Sessions

        We will schedule regular executive sessions in which non-management directors meet without management participation. The Chairman of the Nominating and Corporate Governance Committee will preside at these meetings.

Communications with the Board of Directors

        Any stockholder wishing to contact the Board, the presiding director of the non-management director meetings, or any other individual director may do so in writing by sending a letter to:

    Chairman, Nominating and Corporate Governance Committee
    c/o Corporate Secretary
    Watson Pharmaceuticals, Inc.
    311 Bonnie Circle
    Corona, CA 92880

        Our Corporate Secretary reviews all such written correspondence and regularly forwards to the Board a summary of all correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or its committees, or that the Corporate Secretary otherwise determines requires Board attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and may request copies of any such correspondence.

Director Nomination Process

        The Nominating and Corporate Governance Committee considers director candidates from diverse sources, including suggestions from stockholders. The Nominating and Corporate Governance Committee looks for candidates who (a) bring not only direct experience, but also a variety of experience and background, both professionally and personally, (b) will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies and (c) have a reputation for integrity and satisfy the independence requirements of the New York Stock

Exchange and applicable law. The Nominating and Corporate Governance Committee's goal is to have a diverse, balanced and engaged board whose members possess the skills and background necessary to ensure that stockholder value is maximized in a manner consistent with all legal requirements and the highest ethical standards. The Nominating and Corporate Governance Committee's Charter and the Company's Corporate Governance Guidelines, which are published on our website under the Investors section, set forth in further detail the criteria that guide the Committee in assessing potential candidates for the Board.

        Stockholders wishing to nominate a director candidate may do so by sending the candidate's name, biographical information and qualifications, together with a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director, to the Chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, California 92880. The submission of a recommendation by a stockholder in compliance with these procedures does not guarantee the selection of the stockholder's candidate or the inclusion of the candidate in the Company's proxy statement; however, the Nominating and Corporate Governance Committee will consider any such candidate in accordance with the procedures and guidelines as described above and as set forth in the Charter of our Nominating and Corporate Governance Committee and in our Corporate Governance Guidelines. From time to time, the Nominating and Corporate Governance Committee may engage a third party for a fee to assist in identifying potential director candidates.

Board and Committee Meetings

        The Board of Directors held fourteen meetings during the fiscal year ended December 31, 2003. Each director attended at least 75% of all Board of Directors and applicable Committee meetings.

        The Company has an Audit Committee comprised of Ronald R. Taylor, Andrew L. Turner and Fred G. Weiss. Mr. Weiss serves as the Chairman of the Audit Committee. All of the members of the Audit Committee have been determined by the Board of Directors to be "independent" and meet the independence requirements of the NYSE listing standards and the rules and regulations of the SEC. At least one member must be an "audit committee financial expert" and have accounting or related financial management expertise as required by the SEC and the NYSE, respectively. The Board of Directors has determined that all of the current members of the Audit Committee satisfy the requirements of a "financial expert" within the meaning of the SEC rules, and have accounting or related financial management expertise required under the rules and regulations of the NYSE. The functions of the Audit Committee and its activities during fiscal 2003 are described below under the heading Report of the Audit Committee. The Audit Committee is directly responsible for the engagement, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. During the fiscal year ended December 31, 2003, the Audit Committee met eight times.

        The Board of Directors and Audit Committee will take appropriate action, including reviewing and reassessing the adequacy of the Audit Committee charter at least annually and periodically, as appropriate, and as conditions dictate.

        The Company has a Compensation Committee comprised of Michael J. Fedida, Ronald R. Taylor and Fred G. Weiss. Mr. Taylor serves as the Chairman of the Compensation Committee. All of the members of the Compensation Committee have been determined by the Board of Directors to be "independent" and meet the independence requirements of the NYSE listing standards. The primary purpose of the Compensation Committee is to review, approve and evaluate director and senior executive compensation plans, policies and programs for the Company. The Compensation Committee met seven times and executed three unanimous written consents in lieu of meetings during the fiscal year ended December 31, 2003.

        The Company has a Nominating and Corporate Governance Committee comprised of Ronald R. Taylor, Andrew L. Turner and Fred G. Weiss. Mr. Turner serves as the Chairman of the Nominating and Corporate Governance Committee. All of the members of the Nominating and Corporate Governance Committee have been determined by the Board of Directors to be "independent" and meet the independence requirements of the NYSE listing standards. The key functions of the Nominating and Corporate Governance Committee are to identify and present qualified candidates to the Board of Directors for election or reelection as directors of the Board and Board of Directors' committees, ensure that the size and composition of the Board, its committees, and the Company's Charter and Bylaws are structured in a way that best serves the Company's practices and objectives, develop and recommend to the Board a set of corporate governance guidelines and principles and periodically review and recommend changes to such guidelines and principles as deemed appropriate, and oversee the evaluation of the Board and senior management. The Nominating and Corporate Governance Committee met two times during the fiscal year ended December 31, 2003.

        In 2004, the Company formed a Regulatory Compliance Committee comprised of Albert F. Hummel, Michel J. Feldman and Jack Michelson. Mr. Michelson serves as the Chairman of the Regulatory and Compliance Committee. The primary purpose of the Regulatory Compliance Committee is to assist the Board of Directors with the Board's oversight responsibilities regarding the Company's compliance with applicable legal and regulatory requirements related to product safety and quality and environmental, health and safety matters.

        The Board of Directors has adopted a charter for each of the four committees. The current Audit Committee charter, which was revised in March 2004, is attached as Appendix A. The charters for each committee and other materials related to corporate governance are also available under the Investors section of our Web site at http://www.watsonpharm.com. A copy is also available to stockholders upon request sent to Investor Relations at Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, CA 92880.

Corporate Governance

        The Board of Directors of the Company has adopted Corporate Governance Guidelines. The guidelines address the make-up and functioning of the Board and its committees, which include determining director independence, criteria for Board membership, and authority to retain independent advisors.

        The Board of Directors has also adopted a Code of Conduct. The Code of Conduct applies to all of our Board members, and all of our officers and employees. The code sets forth and summarizes certain policies of the Company related to legal compliance and ethical business practices. The code is intended to comply with the standards set forth in Section 303A.10 of the New York Stock Exchange's Listed Company Manual and SEC rules and regulations. Any amendments to, or waivers from, provisions of the Code of Conduct that apply to our directors or executive officers, including our Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, will be promptly posted on our Web site at http://www.watsonpharm.com.

        You can find links to the Corporate Governance Guidelines and the Code of Conduct and other materials under the Investors section of our Web site at http://www.watsonpharm.com. A copy is also available to stockholders upon request sent to Investor Relations at Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, CA 92880.

DIRECTORS' COMPENSATION

        All members of the Board of Directors who are not full-time employees of the Company received a director's fee of $40,000 for 2003. In addition, in 2003 directors were paid $1,500 for each Board of Directors' meeting personally attended and $500 for each meeting attended telephonically. Directors were also paid $1,000 for each Committee meeting personally attended and $500 for each Committee meeting attended telephonically. Additionally, the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee each received an annual fee of $5,000. The Chairman of the Audit Committee received an annual fee of $8,000. All directors were reimbursed for expenses incurred in connection with attending Board of Directors and Committee meetings. Michel J. Feldman's law firm receives his director's fees.

        Following last year's annual stockholders' meeting of the Company, each non-employee director elected or re-elected at such meeting, received non-statutory options to purchase 10,000 shares of the Common Stock multiplied by the number of years for which such director was elected or re-elected (the "Grants"). The purchase price is equal to 100% of the fair market value of the Common Stock on the date of the option grant. The Grants become exercisable at a rate of 10,000 shares after the completion of each full year of the director's elected term. The following table sets forth the options granted under the Company's 2001 Incentive Award Plan, as amended (the "Incentive Award Plan"), to non-employee directors of the Company from January 1, 2003 to December 31, 2003:

Name	Number of Shares Underlying Options Granted*	Exercise Price Per Share	Date of Grant
Jack Michelson	30,000	$36.8000	5/19/03
Ronald R. Taylor	30,000	$36.8000	5/19/03
Andrew L. Turner	30,000	$36.8000	5/19/03

*
Reflects the amount of 10,000 shares for each year of the three year term to which the director was elected.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 2003 fiscal year all filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with and timely filed, except that Joseph C. Papa received a grant of options on November 11, 2003 and reported the grant late on a Form 4 filed on December 9, 2003 due to an inadvertent administrative error.

HOLDINGS OF STOCKHOLDERS, DIRECTORS
AND EXECUTIVE OFFICERS

        The following table sets forth, as of March 19, 2004, the name, address (where required) and holdings of each person (including any "group" as defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, and the amount of Common Stock beneficially owned by each of the directors and Named Executive Officers (as defined under "Executive Compensation") of the Company, and by all directors and executive officers (including Named Executive Officers) of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors and Nominees:
Allen Chao, Ph.D.	4,661,379	(2)	4.28%
Michael J. Fedida	68,600	(3)	*
Michel J. Feldman	71,000	(4)	*
Albert F. Hummel.	491,846	(5)	*
Catherine M. Klema	0		*
Jack Michelson	12,000	(6)	*
Ronald R. Taylor	30,000	(6)	*
Andrew L. Turner	30,000	(6)	*
Fred G. Weiss	41,000	(7)	*
Named Executive Officers:
Donald A. Britt	62,070	(8)	*
Charles D. Ebert, Ph.D	150,973	(9)	*
Joseph C. Papa	86,473	(10)	*
Charles P. Slacik	26,500	(11)	*
All current directors and executive officers of the Company (17 persons)	8,056,225	(12)	7.40%

*
Represents less than 1%

(1)
Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes the persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected in this table. As of March 19, 2004, 108,804,879 shares of Common Stock were issued and outstanding.

(2)
Includes 1,106,667 shares of Common Stock subject to options exercisable within 60 days of March 19, 2004, 1,418,661 shares of Common Stock held by Allen Chao Interests, Ltd., a partnership in which Dr. Chao is a controlling partner, 959,083 shares of Common Stock held by MAL Investment Company, a corporation of which Dr. Chao is a controlling stockholder, 976,968 shares of Common Stock held by the Allen Chao and Lee Hwa Chao Family Trust, and 200,000 shares of Common Stock held by Dr. Chao.

(3)
Includes 60,000 shares of Common Stock subject to options exercisable within 60 days of March 19, 2004 and 8,600 shares of Common Stock held by Mr. Fedida.

(4)
Includes 70,000 shares of Common Stock subject to options exercisable within 60 days of March 19, 2004 and 1,000 shares of Common Stock held by Ercelle Feldman, the wife of Michel J. Feldman, for which Mr. Feldman disclaims beneficial ownership.

(5)
Includes 80,000 shares of Common Stock subject to options exercisable within 60 days of March 19, 2004 and 147,846 shares of Common Stock held by Mr. Hummel. Mr. Hummel's exercisable options include options to purchase 264,000 shares of Common Stock, which Mr. Hummel acquired from Dr. Alec Keith (a former director of the Company).

(6)
Comprises shares of Common Stock subject to options exercisable within 60 days of March 19, 2004.

(7)
Includes 40,000 shares of Common Stock subject to options exercisable within 60 days of March 19, 2004 and 1,000 shares of Common Stock held by Mr. Weiss.

(8)
Includes 61,500 shares of Common Stock subject to options exercisable within 60 days of March 19, 2004 and 570 shares of Common Stock held by Mr. Britt. Mr. Britt will be retiring from his employment with the Company later this year.

(9)
Includes 150,814 shares of Common Stock subject to options exercisable within 60 days of March 19, 2004 and 159 shares of Common Stock held by Dr. Ebert.

(10)
Includes 84,000 shares of Common Stock subject to options exercisable within 60 days of March 19, 2004 and 2,473 shares of Common Stock held by Mr. Papa.

(11)
Includes 20,000 shares of Common Stock subject to options exercisable within 60 days of March 19, 2004 and 6,500 shares of Common Stock held by Mr. Slacik.

(12)
See footnotes (1)-(11). Includes 2,581,405 options exercisable within 60 days of March 19, 2004.

EXECUTIVE COMPENSATION

        The following table sets forth certain information regarding the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal years ended December 31, 2003, 2002 and 2001 of those persons who were, at December 31, 2003 (i) the chief executive officer, (ii) the other four most highly compensated executive officers whose annual salary and bonuses exceeded $100,000, or (iii) any other executive officer who would have qualified under sections (i) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the Company at the end of the 2003 fiscal year (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options	All Other Compensation
	Year	Salary	Bonus(7)
Allen Chao, Ph.D. Chairman of the Board and Chief Executive Officer (1)(2)(3)	2003 2002 2001	$890,000 889,750 832,933	$970,000 650,000 0	100,000 200,000 300,000	$18,727 18,392 21,306
Donald A. Britt Senior Vice President, Quality Assurance (1)(2)	2003 2002 2001	$341,563 326,854 306,750	$123,776 71,707 25,100	8,000 15,000 68,500	$11,353 7,717 22,988
Charles D. Ebert, Ph.D. Senior Vice President, Research and Development (1)(2)(3)(4)	2003 2002 2001	$365,817 324,303 262,668	$130,734 69,324 31,350	8,000 20,000 55,000	$10,638 42,213 13,056
Joseph C. Papa President and Chief Operating Officer (1)(2)(3)(5)	2003 2002 2001	$567,208 496,035 47,008	$342,839 262,000 0	40,000 120,000 150,000	$15,545 9,070 1,856
Charles P. Slacik Executive Vice President and Chief Financial Officer (1)(2)(6)	2003	$294,231	$140,937	100,000	$37,008

(1)
For 2003, perquisites have been excluded. The aggregate value of these perquisites did not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus for any Named Executive Officer. Other compensation for 2003 include: (i) contributions under the Company's 401(k) plan as follows: Dr. Chao, $4,924; Mr. Britt, $4,741; Dr. Ebert, $5,101; and Mr. Papa, $5,510; and (ii) group life insurance coverage as follows: Dr. Chao, $4,903; Mr. Britt, $3,262; Dr. Ebert, $1,879; Mr. Papa, $1,743; and Mr. Slacik, $1,001.

(2)
Each of the Named Executive Officers has entered into employment agreements with the Company. Please refer to "Employment Agreements" below for details. Mr. Britt will be retiring from his employment with the Company later this year.

(3)
Dr. Chao, Dr. Ebert and Mr. Papa all serve on the Board of Directors of Somerset Pharmaceuticals, Inc., a joint venture which has been 50% owned by the Company since 1995. Any fees paid to Drs. Chao and Ebert and Mr. Papa for serving on the Board of Somerset were not paid by the Company and, therefore, have not been included in the Summary Compensation Table.

(4)
Other compensation to Dr. Ebert in 2002 includes $32,828 for relocation expenses.

(5)
Mr. Papa became an officer of the Company effective November 12, 2001.

(6)
Mr. Slacik became an officer of the Company effective May 5, 2003. Other compensation paid to Mr. Slacik in 2003 includes $36,007 for relocation expenses.

(7)
Bonuses are paid after the end of the year based on performance for that year (e.g. 2003 bonus reflects amounts earned for 2003 performance).

Employment Agreements

        The Company has entered into employment agreements with each of the Named Executive Officers. Each of the agreements provides for an annual base salary and eligibility to receive a bonus. The target bonus, if granted, for each of Dr. Ebert, Mr. Slacik, and Mr. Papa is 30%, 40%, and 50% of his annual base salary, respectively. Mr. Britt's bonus, if any, is based on a target level as determined by the CEO and/or designated officer. Pursuant to the employment agreements, annual increases to base salary and determination of bonuses are at the discretion of the Compensation Committee or the Chief Executive Officer of the Company, as appropriate. Furthermore, stock options may be granted at the discretion of the Compensation Committee and in accordance with the Company's policies regarding stock option grants. Dr. Chao's annual salary, bonuses, if any, and stock option grants are determined by the Compensation Committee. (See "Report of the Compensation Committee on Executive Compensation").

        Each Named Executive Officer's employment may be terminated at any time with or without cause, or by reason of death or disability, or each Named Executive Officer may voluntarily resign at any time with or without good reason. In the case of Mr. Britt, good reason includes his voluntary resignation after December 31, 2003. In the event of termination of employment without cause, or if the Named Executive Officer resigns for good reason, the Company will provide Named Executive Officer with severance compensation and benefits (the "Severance Benefits"). Mr. Britt will be eligible to receive Severance Benefits upon retiring from his employment position with the Company later this year. Severance Benefits consist of: (a) a lump sum severance payment, subject to standard withholdings or deductions, in an amount equal to the sum of: (i) twenty-four (24) months of Named Executive Officer's then base salary; and (ii) two times Named Executive Officer's target bonus to be earned for the year in which termination occurs or two times the bonus amount paid to the Named Executive Officer in the prior year, whichever is greater; (b) continued group health insurance benefits (e.g., medical, dental, vision, etc.) for Named Executive Officer and Named Executive Officer's eligible dependents for a period of up to eighteen (18) months under COBRA, and if Named Executive Officer is not covered under the Company's group health insurance plan at the end of eighteen (18) months, the Company will use its best efforts to provide Named Executive Officer and Named Executive Officer's eligible dependents with comparable health insurance coverage for an additional period of up to six (6) months, but the Company shall not be obligated to pay more than one hundred fifty percent (150%) of the cost of COBRA coverage for such comparable coverage; provided, however, that in any event the Company's obligation to provide any health benefits pursuant to this sentence ends when Named Executive Officer becomes eligible for health insurance with a new employer; and (c) outplacement services for one year with a nationally recognized service selected by the Company. In the event of a change of control of the Company and if Named Executive Officer is terminated without cause or Named Executive Officer resigns for good reason within ninety (90) days prior to or twenty-four (24) months following such change of control, the Company will provide to Named Executive Officer the Severance Benefits and any unvested options held by Named Executive Officer will become one hundred percent (100%) vested and immediately exercisable as of the date of termination. The Named Executive Officer is also entitled to receive a gross-up payment on any payments made to the Named Executive Officer that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Options

        The following table sets forth certain information concerning individual grants of stock options made during the year ended December 31, 2003 to each Named Executive Officer of the Company:

Option Grants During 2003(1)

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
		% of Total Options Granted to Employees in Fiscal Year(2)
	Number of Shares Underlying Options Granted
Name			Exercise or Base Price Per Share	Expiration Date
					5%	10%
Allen Chao, Ph.D.	100,000	3.8169%	$29.7000	1/31/13	$1,867,817	$4,733,415
Donald A. Britt	8,000	0.3054%	$38.9200	8/04/13	$195,813	$496,228
Charles D. Ebert, Ph.D.	8,000	0.3054%	$38.9200	8/04/13	$195,813	$496,228
Joseph C. Papa	40,000	1.5268%	$45.6500	11/22/13	$1,148,362	$2,910,174
Charles P. Slacik	100,000	3.8169%	$28.9500	5/05/13	$1,820,650	$4,613,884

(1)
Options generally have a 10-year term. The exercise price of the options granted is equal to the fair market value of the Company's Common Stock on the date of grant. The options vest by one-fifth each year beginning on the first anniversary of the grant date, therefore, becoming 100% vested on the fifth anniversary of the date of grant.

(2)
Based on approximately 2,619,912 options granted by the Company during the year ended December 31, 2003 to employees of the Company, including the Named Executive Officers.

(3)
The assumed annual rates of stock price appreciation of 5% and 10% are set by the SEC's rules and are not intended as a forecast of possible future appreciation in stock prices. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option period, no value will be realized from the option grants made to the Named Executive Officers.

Option Exercises and Fiscal Year-End Values

        The following table sets forth certain information with respect to each Named Executive Officer concerning the exercise of options during the fiscal year ended December 31, 2003, as well as unexercised options held as of the end of such fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2003
					Value of Unexercised In-the-Money Options at December 31, 2003(2)
Name	Shares Acquired On Exercise	Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Allen Chao, Ph.D.	100,000	$3,019,250	1,186,667	413,333	$21,776,322	$5,307,428
Donald A. Britt	11,334	$111,627	63,833	76,333	$150,994	$442,834
Charles D. Ebert, Ph.D.	4,993	$86,329	138,814	69,333	$928,457	$662,334
Joseph C. Papa	0	$0	84,000	226,000	$1,612,960	$3,747,840
Charles P. Slacik	0	$0	0	100,000	$0	$1,705,000

(1)
Determined by calculating the spread between the fair market value of the Common Stock on the date of exercise and the exercise price of the options.

(2)
Based on the closing sales price of the Common Stock ($46.00) on the New York Stock Exchange on December 31, 2003, minus the exercise price of the in-the-money option, multiplied by the number of shares to which the in-the-money option relates.

        The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of December 31, 2003.

Equity Compensation Plan Information
As of December 31, 2003

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	12,886,211	$36.1420	5,790,743
Equity compensation plans not approved by security holders	0	$0	0

Total	12,886,211	$36.1420	5,790,743	(2)

(1)
Based on the Company's 1991 Stock Option Plan, 1995 Non-Employee Directors' Stock Option Plan ("1995 Plan") and the Incentive Award Plan.

(2)
Represents options available for issuance under the Incentive Award Plan.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

        This Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under those Acts.

        The Compensation Committee of the Board of Directors is responsible for determining the compensation policies for the senior executive officers of the Company, including Dr. Allen Chao, its Chief Executive Officer, and the actual compensation of Dr. Chao, and other senior executive officers of the Company. The Compensation Committee considers the recommendations of the Chief Executive Officer in determining the actual compensation of the senior executive officers of the Company, other than the Chief Executive Officer. The Compensation Committee also administers the Incentive Award Plan.

Compensation Philosophy

        The Company does business in a highly competitive and dynamic industry. The Company's continued success in such an environment depends, in large part, on its ability to attract and retain talented senior executives. The Company must provide executives with long- and short-term incentives to maximize corporate performance, and reward successful efforts to do so. As a result, the Committee's compensation policies are designed to:

  1.
  provide a competitive level of compensation to attract and retain talented management;

  2.
  reward senior executives for corporate performance by linking a substantial portion of total compensation to the achievement of measurable performance objectives; and,

  3.
  align the interests of senior executives with the stockholders in order to maximize stockholder value.

        The Committee's goal is to provide a competitive compensation package based on a review of publicly available information about the compensation paid to similarly situated executives of selected pharmaceutical companies (the "Peer Group"). The Committee believes that a substantial portion of compensation should be tied to the attainment of long- and short-term objectives.

        To achieve these compensation objectives, the Committee has developed a compensation philosophy for senior executive officers consisting of base salary, a contingent bonus arrangement tied to after-tax earnings or other goals and awards of stock options.

Executive Compensation

        From time to time, the Committee conducts a review of the executive compensation paid by members of the Peer Group. The Committee reviews the salary data for the average and median levels of compensation. However, the Committee does not rely exclusively on statistical compilations. Certain members of the Peer Group reviewed are considered to be very similar to the Company in terms of market capitalization, length of time as a publicly held company, number of employees, and overall prospects for short- and long-term growth. The compensation paid by these Peer Group companies is given substantially more weight in setting base compensation. In prior years, the Committee has raised the compensation levels of its senior executives to competitive levels in relation to the other members of the Peer Group.

        The Company's compensation program for senior executive officers consists of three key elements:

  •
  base salary;

  •
  contingent bonus arrangements tied to after-tax earnings or other goals; and

  •
  periodic awards of stock options.

        The Compensation Committee considers the recommendations of the Chief Executive Officer in determining the base salaries, and adjustment to base salaries, bonuses and stock option grants for the Company's senior executive officers, other than the Chief Executive Officer.

  Base Salary

        A significant component of senior executive officer compensation is base salary. Base salaries for senior executive officers are reviewed annually by the Compensation Committee based upon a variety of factors, including individual performance, general levels of market salary increases and the Company's overall financial results.

  Bonus Compensation

        The Committee awards annual bonuses to the Company's senior executive officers based, among other things, on the Company's financial performance, including after-tax earnings. As a result, senior executive officers have a team incentive to both enhance the Company's financial performance and perform at the highest level.

  Stock Options

        The Committee believes that stock options provide a valuable tool for aligning the interests of management with stockholders and focusing management's attention on the long-term growth of the Company. In addition, the Committee believes that the awarding of stock options is essential to attract and maintain the talented professionals and managers needed to ensure the continued success of the Company. Accordingly, the Committee expects to continue granting options. The Committee considers the level of option grants granted by its peers in determining the appropriate option awards issued to the Company's professionals and managers.

Policy on Deductibility of Compensation

        The Internal Revenue Code provides a $1,000,000 deduction limit on compensation paid to the reporting executives of publicly held corporations, unless certain performance, disclosure, stockholder approval and other requirements are met. The options granted under the Incentive Award Plan generally comply with these performance-based compensation requirements.

        The Committee's policy generally is to qualify bonus and option grants for the performance-based compensation exception to the $1,000,000 deduction limitation.

Chief Executive Officer's Compensation

        For the year ended December 31, 2003, Dr. Chao received an annual base salary of $890,000. The Committee determined that a bonus would be paid based upon the Company's earnings per share meeting a certain threshold and the bonus would increase as earnings per share increased, up to a cap. Pursuant to that formula, Dr. Chao was paid a bonus of $700,000 in 2004 based upon the Company meeting certain earnings per share goals for the 2003 fiscal year. In addition, Dr. Chao was eligible to earn up to $400,000 to be paid at the discretion of the Committee related to certain subjective goals set by the Committee and such other factors as the Committee deemed relevant. After considering the factors previously established by the Committee, the Committee awarded Dr. Chao an additional discretionary bonus of $270,000. In 2003, the Compensation Committee granted options to Dr. Chao to purchase a total of 100,000 shares of Common Stock.

        Based on its compensation review and the Compensation Committee's compensation philosophy, and taking into account the Company's actual and projected revenues and income, the Compensation Committee has determined that Dr. Chao's 2004 base annual salary should be increased to $920,000. In addition, the Compensation Committee has decided that a formula should be used in determining the cash bonus for Dr. Chao for the 2004 Fiscal Year. Dr. Chao will be eligible to receive a cash bonus of up to $1,200,000, of which up to $800,000 will be determined based upon the Company satisfying certain established earnings per share goals for the 2004 fiscal year, and up to $400,000 will be at the discretion of the Compensation Committee. Whether or not this discretionary bonus will be paid will be determined by the Compensation Committee after the end of 2004, based on factors determined by the Compensation Committee.

Conclusion

        The Compensation Committee will continue to establish base compensation at levels that are competitive with selected members of the Peer Group. The Compensation Committee intends for performance compensation to constitute a substantial portion of overall compensation, and for compensation to be linked to the achievement of the Company's short- and long-term goals as established by the Company. The Compensation Committee intends to create incentives at the levels necessary to maintain above-average performance within the Company's industry.

        Submitted on March 3, 2004, by the members of the Compensation Committee of the Board of Directors.

                          Michael J. Fedida
                          Ronald R. Taylor
                          Fred G. Weiss

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        The Compensation Committee was comprised of Michael J. Fedida, Ronald R. Taylor and Fred G. Weiss during the fiscal year ended December 31, 2003. None of the members of the Compensation Committee is an employee of the Company. In addition, none of these individuals serves as a member of the board of directors or on the compensation committee of any company that has an executive officer serving on our board of directors or its compensation committee.

STOCK PRICE PERFORMANCE GRAPH

        The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from December 31, 1998 through December 31, 2003, with the cumulative total return on the Standard & Poor's ("S&P") 500 Index, and the Dow Jones US Pharmaceuticals Index over the same period. The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates the information contained therein by reference, and shall not otherwise be deemed filed under such Acts.

Comparison of Five Year Cumulative Total Return* Among
Watson Pharmaceuticals, Inc.,
the S&P 500 Index and the Dow Jones US Pharmaceuticals Index

* $100 invested on 12/31/98 in stock or index—including reinvestment of Fiscal year ending December 31.

Comparison of Five Year Cumulative Total Return Among
Watson Pharmaceuticals, Inc.,
the S&P 500 Index and the Dow Jones US Pharmaceuticals Index

	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03
Watson Pharmaceuticals, Inc. Common Stock	100.00	56.96	81.41	49.92	44.96	73.16
S&P 500 Index	100.00	121.04	110.02	96.95	75.52	97.18
Dow Jones US Pharmaceuticals Index	100.00	90.09	124.96	104.41	83.13	90.99

RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITOR

        The firm of PricewaterhouseCoopers LLP has audited the books and records of the Company since its inception and the Board of Directors recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP to audit the accounts of the Company for the fiscal year ending December 31, 2004. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

        The Company has been informed by PricewaterhouseCoopers LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

        Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders entitled to vote at the Meeting for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        In order to ratify the selection of PricewaterhouseCoopers LLP as independent auditor for the fiscal year ending December 31, 2004, the affirmative vote of a majority of the stock voting in person or by proxy on this proposal is required. Abstentions, which do not represent voting power, will have no effect on this proposal. The ratification of PricewaterhouseCoopers LLP is a matter on which a broker or other nominee has discretionary voting authority, and thus, broker non-votes will not result from this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

AUDIT FEES

        The aggregate fees billed by PricewaterhouseCoopers LLP, our independent auditors, in fiscal years 2003 and 2002 were as follows:

Services	2003	2002
Audit Fees	$850,573	$491,885
Audit-Related Fees	$72,046	$63,500

Total Audit and Audit-Related Fees	$922,619	$555,385

Tax Fees	$30,250	$60,789
All Other Fees	$846,750	$1,063,718

Total Fees	$1,799,619	$1,679,892

  Audit Fees

        Audit Fees include professional services rendered in connection with the annual audits of our financial statements and the review of the financial statements included in our Forms 10Q for the related annual periods. Additionally, Audit Fees include other services that only the independent auditor can reasonably provide, such as services associated with SEC registration statements or other documents filed with the SEC.

  Audit-Related Fees

        Audit-Related Fees include the audits of employee benefit plans and accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit Fees."

  Tax Fees

        Tax Fees include tax compliance for our Puerto Rico subsidiary as well as other tax advice and tax planning services.

  All Other Fees

        All Other Fees for 2002 include fees incurred for financial information systems design and implementation projects, system internal control evaluation services, and audits of employee benefit plans. All Other Fees for 2003 include licenses for research tools of $29,300 and internal control evaluation services related to our enterprise resource planning (ERP) system implementation of $817,450. The fees for internal control evaluation services in 2003 were paid by the Company to IBM. IBM engaged PricewaterhouseCoopers LLP to assist in rendering the services and paid this amount to PricewaterhouseCoopers LLP for the services. The Audit Committee approved this engagement and determined that it would not interfere with PricewaterhouseCoopers LLP's independence. The Company is including this amount paid to IBM within "All Other Fees" to ensure full and accurate disclosure. These services are review and evaluation activities only related to internal controls and do not include design or implementation activities.

        The Audit Committee believes that the provision of all non-audit services rendered is compatible with maintaining PricewaterhouseCoopers LLP's independence.

        The Audit Committee approved all audit and non-audit services provided by the independent auditor in 2003. The Audit Committee has adopted a policy to pre-approve all audit and certain permissible non-audit services provided by the independent auditors. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to type of services to be provided by the independent auditor and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The independent auditor and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditor, in accordance with the pre-approval policy and the fees for the services performed. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

        The Audit Committee of the Board is comprised of independent directors as required by the listing standards of the New York Stock Exchange and the rules of the SEC. The Audit Committee reviews the charter for the Audit Committee annually following the Annual Stockholders' Meeting or at such other times as deemed appropriate by the Audit Committee.

        The Audit Committee's key functions are to:

  •
  Assist the Board in fulfilling its oversight duties regarding the:

  (i)
  integrity of the Company's financial statements;

    (ii)
    Company's compliance with legal and regulatory requirements;

    (iii)
    outside auditor's qualifications and independence; and

    (iv)
    performance of the Company's internal audit function and of its independent auditor.

  •
  Prepare the report of the Committee as required by the rules of Securities and Exchange Commission to be included in the Company's annual proxy statement.

  •
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

  •
  Appoint, retain and terminate, fix the compensation, oversee the work, and monitor the qualifications, independence and performance, of the Company's independent auditor; and

  •
  Provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditing department, and the Board.

        The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met eight times during 2003.

        Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

        The Audit Committee has reviewed the Company's audited financial statements (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations") for fiscal 2003 and met with both management and the Company's independent auditor to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. The Audit Committee's review included discussion with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also considered the compatibility of non-audit services with the auditors' independence.

        Based on the Audit Committee's meetings and discussions with management and the independent auditors, the Audit Committee's review of the audited financial statements, the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

        Submitted on March 3, 2004, by the members of the Audit Committee of the Board of Directors.

                          Ronald R. Taylor
                          Andrew L. Turner
                          Fred G. Weiss, Chairman

STOCKHOLDER PROPOSAL: EXECUTIVE COMPENSATION

        The following proposal was submitted to the Company by the United Association of S&P 500 Index Fund, which informed us it is the owner of shares of our common stock having a market value in excess of $2,000, and is included verbatim in this proxy statement in compliance with the U.S. Securities and Exchange Commission's rules and regulations. United Association of S&P 500 Index Fund's address is 901 Massachusetts Avenue, N.W., Washington, D.C. 20001. As of December 31, 2003, United Association of S&P 500 Index Fund held approximately 6,628 shares of Common Stock.

Proponent's Proposal

        Resolved, that the shareholders of Watson Pharmaceuticals Inc. ("Company"), request that the Company's Board of Directors and its Executive Compensation Committee replace the current system of compensation for senior executives with the following "Commonsense Executive Compensation" program including the following features:

  (1)
  Salary—The chief executive officer's salary should be targeted at the mean of salaries paid at peer group companies, not to exceed $1,000,000 annually. No senior executive should be paid more than the CEO.

  (2)
  Annual Bonus—The annual bonus paid to senior executives should be based on well-defined quantitative (financial) and qualitative (non-financial) performance measures. The maximum level of annual bonus should be a percentage of the executive's salary level, capped at 100% of salary.

  (3)
  Long-Term Equity Compensation—Long term equity compensation to senior executives should be in the form of restricted shares, not stock options. The restricted share program should utilize justifiable performance criteria and challenging performance benchmarks. It should contain a vesting requirement of at least three years. Executives should be required to hold all shares awarded under the program for the duration of their employment. The value of the restricted share grant should not exceed $1,000,000 on the date of grant.

  (4)
  Severance—The maximum severance payment to a senior executive should be no more than one year's salary and bonus.

  (5)
  Disclosure—Key components of the executive compensation plan should be outlined in the Compensation Committee's report to shareholders, with variances from the Commonsense program explained in detail.

The Commonsense compensation should be implemented in a manner that does not violate any existing employment agreement or equity compensation plans.

Proponent's Supporting Statement

        We believe that compensation paid to senior executives at most companies, including ours, is excessive, unjustified, and contrary to the interests of the Company, its shareholders, and other important corporate constituents. CEO pay has been described as a "wasteland that has not been reformed." (Institutional Shareholder Services senior vice-president, Wall Street Journal, "Executive Pay Keeps Rising, Despite Outcry," October 3, 2003). As of 2002, the CEO-worker pay gap of 282-to-1 was nearly seven times as large as the 1982 ratio of 42-to-1 according to the United for a Fair Economy's Tenth Annual CEO Compensation Survey ("Executive Excess 2003—CEO's Win, Workers and Taxpayers Lose.")

        We believe that it is long past time for shareholders to be proactive and provide companies clear input on the parameters of what they consider to be reasonable and fair executive compensation. We believe that executive compensation should be designed to promote the creation of long-term corporate value. The Commonsense executive compensation principles seek to focus senior executives, not on quarterly performance numbers, but on long-term corporate value growth, which should benefit all the important constituents of the Company. We challenge our Company's leadership to embrace the ideas embodied in the Commonsense proposal, which still offers executives the opportunity to build personal long-term wealth but only when they generate long-term corporate value.

Watson's Response

        The affirmative vote of a majority of the stock voting in person or by proxy on this proposal is required for its approval. Brokers do not have discretionary voting power with respect to this proposal. As a consequence, broker non-votes will result. Broker non-votes and abstentions do not count as voting power with respect to this proposal and therefore will have no effect on the outcome of this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

        The Company's Board of Directors believes that the proposal is unnecessary and will have a significant negative effect on the Company's ability to attract and retain qualified senior managers who are crucial to its business, which will have a direct negative impact on the Company's performance. The Company already has policies and plans in place to ensure that the compensation paid to senior executives is reasonable and responsible. For example, the bonus for the Chief Executive Officer, as well as all other senior executives, is tied to specific performance goals of the Company (both financial and non-financial). Moreover, the Company's Board of Directors and Compensation Committee (whose members all are independent directors) know that Watson's success depends on the performance of its employees. The Company believes that the proposal which calls for arbitrary limits and restrictions on salary, bonus and long-term compensation levels, eliminates the flexibility that the Compensation Committee needs to design incentive plans in a manner that it believes to be necessary to attract, motivate and retain the senior executives essential to maximize stockholder value and the Company's future success.

        The Company's compensation and incentive award plan for senior executives is structured to be competitive within the pharmaceutical industry. The Compensation Committee annually reviews salary surveys, compensation market data and other benchmark information to ensure that Watson's salary levels and other compensation plans and programs are consistent with Watson's peers in the specialty pharmaceutical sector. The Board of Directors and the Compensation Committee believe that the proposal is inconsistent with the compensation practices followed by the vast majority of the companies with which Watson competes. By compelling Watson to adopt the policies described in the proposal, Watson could be placed at a substantial disadvantage in attracting and retaining highly qualified personnel. Therefore, we believe that the proposal could be contrary to the interests of the stockholders.

        As set forth in more detail in the Report of the Compensation Committee of this proxy statement, the Company's total compensation and equity incentive program includes: salary, which is based on individual competencies and skills; bonus, which is based upon corporate results and individual performance; and stock options, which are awarded based on individual competencies and benchmark survey data, and are designed to align our senior executives' interests with those of our stockholders. This compensation program is designed to focus the Company's employees on Watson's long-term success, as well as the achievement of shorter-term goals. Accordingly, the proposal would limit the ability of the Compensation Committee to incentivize management in ways that would maximize stockholder value.

        Stock options granted are inherently performance-based because the holder of stock options receives no benefit unless Watson's stock price rises after the date of the stock option grant. As administered by the Compensation Committee, stock option exercise prices are equal to 100% of fair market value, defined in our plans to be the closing sales price of Watson Common Stock on the day prior to the date of the grant. As such, our stock option plans provide incentives for future performance by basing the value of the award on the future success of Watson rather than making the award instantly available. Additionally, our grants of stock options traditionally are subject to a multi-year vesting period. Therefore, awards of stock options not only enforce the desire for the future success of Watson, but assure the grantee's long-term commitment to the Company.

        Since Watson already has in place a market competitive compensation program that is performance-based in nature and structure with objective performance criteria that are aligned with stockholder value, the Board of Directors and the Compensation Committee believe that the proposed alteration to the existing compensation structure would be detrimental to stockholders.

        For the foregoing reasons, the Board of Directors recommends that shareholders vote AGAINST the adoption of this proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company leases a portion of its facilities from a trust and other entities of which Dr. Chao and certain family members (including Dr. David Hsia, the Company's Senior Vice President, Scientific Affairs and brother-in-law to Dr. Chao), are among the beneficiaries. The aggregate rental expense for each of 2003, 2002 and 2001 was $420,093, $403,778, and $388,239, respectively.

        Mr. Feldman is a member of the law firm of Seyfarth Shaw LLP which, during 2003 provided, and which in future may from time to time provide, legal services to the Company. The amount received by Seyfarth Shaw LLP for legal services rendered is de minimus.

STOCKHOLDERS' PROPOSALS FOR THE 2005 ANNUAL MEETING

        The Company expects to hold the 2005 Annual Meeting of Stockholders on May 16, 2005. Under Rule 14a-8 of the Exchange Act, stockholder proposals to be included in the proxy statement for the 2005 Annual Meeting of Stockholders must be received by the Company's Secretary at its principal executive offices no later than December 17, 2004 and must comply with the requirements of Rule 14a-8 of the Exchange Act.

        In addition, the Company's Bylaws provide that rather than including a proposal in the Company's proxy statement as discussed above, a stockholder may commence his or her own proxy solicitation for the 2005 Annual Meeting of Stockholders or may seek to nominate a candidate for election as a director or to propose business for consideration at such meeting, the stockholder must deliver written notice to the Secretary of the Company at the principal executive offices of the Company not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting. Accordingly, the stockholder must provide written notice to the Secretary of the Company no later than March 8, 2005 and no earlier than February 16, 2005 in order to provide timely notice. Such notice must contain information required in the Company's Bylaws.

OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

By Order of the Board of Directors

David A. Buchen, Secretary
Corona, California April 12, 2004

APPENDIX "A"

WATSON PHARMACEUTICALS, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I.    PURPOSE

        The primary function of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Watson Pharmaceuticals, Inc. (the "Company") is to:

  •
  Assist the Board in fulfilling its oversight duties regarding the:

  (i)
  integrity of the Company's financial statements;

  (ii)
  Company's compliance with legal and regulatory requirements;

  (iii)
  outside auditor's qualifications and independence; and

  (iv)
  performance of the Company's internal audit function and of its independent auditor.

  •
  Prepare the report of the Committee as required by the rules of Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement.

  •
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

  •
  Retain and terminate, and monitor the qualifications, independence and performance of, the Company's independent auditor; and

  •
  Provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditing department, and the Board.

Consistent with these functions, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's accounting and internal control policies, procedures and practices at all levels. The Committee shall have the authority to retain and to obtain the advice of, at the Company's expense, such special legal, accounting or other consultants or experts as it deems necessary in the performance of its duties and responsibilities or conduct any investigation it deems appropriate in fulfilling its responsibilities.

The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

II.    COMPOSITION

        The Committee shall be comprised of three or more directors as determined by the Board in accordance with the following criteria:

  A.
  Independence.    Each member of the Committee shall meet the independence requirements of the New York Stock Exchange ("NYSE"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC (together with the Exchange Act, "Applicable Law").

  B.
  Expertise Requirement.    All members of the Committee shall have a working familiarity with basic finance and accounting practices. In addition, either at least one member of the

    Committee shall be an "audit committee financial expert" within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Exchange Act the reasons why at least one member of the Committee is not an "audit committee financial expert." Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or outside providers.

  C.
  Limit on Other Activities.    Audit Committee members shall not simultaneously serve on audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company's annual proxy statement.

        The members of the Committee shall be elected by the Board and serve at its pleasure for such term or terms as it shall determine. The Board may remove members of the Committee with or without cause.

III.    MEETINGS

        The Committee shall meet at least four times annually, and more frequently as circumstances dictate. The agenda for each meeting shall be prepared by the Secretary of the Committee and, whenever reasonably practicable, circulated to each member prior to the meeting date. As part of its job to foster open communication, the Committee shall meet separately, periodically, with management, the head of the internal auditing department and the independent auditor. In addition, the Committee should meet with the independent auditor and management quarterly to review the Company financials consistent with Section V.3 below.

        The Committee shall have direct access to and the authority to meet with any officer or employee of the Company, the Company's outside counsel, the Company's investment bankers or financial analysts who follow the Company. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV.    PROCEDURAL MATTERS

        A majority of the then acting members of the Committee shall constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. Unless the Board elects a Chairperson, the members of the Committee may designate a Chairperson by majority vote. The Committee will meet at such times as shall be determined by its Chairperson, or upon the request of any two of its members. The Chairperson will preside, when present, at all meetings of the Committee. The Committee will keep a record of its meetings and report on them to the Board. The Committee may meet by telephone or videoconference and may take action by written consent.

V.    RESPONSIBILITIES AND DUTIES

        The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

        The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. Committee pre-approval of non-audit services (other than review and attest services) will not be required if such services fall within available exceptions established by the SEC. The Committee may form and delegate authority to subcommittees consisting of one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. Notwithstanding the foregoing, the Company shall not retain the auditing firm for any of the specific services that are prohibited by the rules of the NYSE or Applicable Law.

Documents/Reports Review

        To fulfill its responsibilities and duties the Committee shall:

1.
Through its Chair, report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor, the performance of the Company's internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

2.
Review and reassess the adequacy of this Charter at least annually and periodically, as appropriate and as conditions dictate, recommend any proposed changes to the Board for approval and have it published, if applicable, in accordance with Applicable Law.

3.
Review and discuss with management and the independent auditor, the Company's annual and quarterly financial statements (including the "Management's Discussion and Analysis of Financial Condition and Results of Operations") prior to release, including discussions on:

a)
critical accounting policies and practices;

b)
alternative treatments of financial information within generally accepted accounting principles;

c)
other material written communications between the independent auditor and management; and

d)
the adequacy of internal controls that could significantly affect the Company's financial statements.

4.
Review and discuss with management, the independent auditor and the internal auditors: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative GAAP methods on the Company's financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

5.
Review with management and the independent auditor, in compliance with Statement on Auditing Standards No. 61, as amended, the quarterly financial statements set forth in the Company's Form 10-Q prior to its filing or prior to the release of earnings. The Chairperson of the Committee may represent the entire Committee for the purposes of this review.

6.
Review with the independent auditor and management, as appropriate, any material reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditor in compliance with Statement on Auditing Standards No. 61, as amended.

7.
Meet periodically with the Company's internal auditor to discuss the responsibilities, budget and staffing of the Company's internal audit function and any issues that the internal auditor believes warrant Committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

8.
Review earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

9.
Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company's financial statements or accounting policies.

10.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

11.
If appropriate, discuss with the national office of the independent auditor issues on which it was consulted by the Company's audit team and matters of audit quality and consistency.

Independent Auditor

12.
Select the independent auditor, considering independence and effectiveness. Fire the independent auditor when circumstances warrant. Negotiate and approve the fees and other compensation to be paid to the independent auditor. Review and ensure that independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. Discuss with the independent auditor all significant relationships to determine the auditor's independence. The independent auditor is responsible to the Committee for such independent auditor's audit or accounting of the financial statements of the Company.

13.
Review and evaluate the performance of the independent auditor, discuss with the independent auditor and adopt a policy of rotating the independent auditor team on a regular basis. At least every five years or as otherwise required by the NYSE or Applicable Law, require the rotation of the independent auditor's lead audit partner and reviewing audit partner, and consider the costs and benefits of switching to another firm of independent auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

14.
Obtain and review, at least annually, a report by the independent auditor describing:(i) the experience and qualification of the senior members of the independent auditor team and the independent auditor's internal quality control procedures, (ii) any material issues raised by any internal quality-control review, peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company and any steps taken to address issues that may affect the independence of the independent audit.

15.
Set clear guidelines for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account consistent with the rules of the NYSE and Applicable Law.

16.
Periodically consult, as appropriate, with the independent auditor out of the presence of management about internal controls and the accuracy of the organization's financial statements.

17.
Review with the independent auditor any audit problems or difficulties and management's response thereto.

18.
Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

19.
Discuss with independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and, if necessary, recommend that the Board take appropriate action in response to the independent auditor's report in order to satisfy itself of the auditor's independence.

Financial Reporting Processes

20.
In consultation with the independent auditor, the internal auditors and senior financial management, review the integrity of the organization's financial reporting processes, both internal and external.

21.
Consider the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Resolve any disagreements between the independent auditor and management.

22.
Review alternative accounting treatments with the independent auditor and senior management and consider and approve, if appropriate, major changes to the Company's accounting principles and practices proposed by management or the independent auditor. Discuss with the independent auditor any significant changes in auditing standards or their audit scope. Consider and approve, if appropriate, any changes to the auditing practices of the internal auditing department.

Process Improvement

23.
Following completion of the annual audit, meet separately with each of management, the independent auditor and the internal auditing department to, among other things, review any problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements among management and the independent auditor. Among the items that the Committee should consider reviewing are: (A) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and (C) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company.

24.
Review with the independent auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Internal Audit Department and Legal Compliance

25.
Review with the independent auditor and management the internal audit plan and changes to such plan, the budget, activities, staffing, organizational structure, and qualifications of the internal audit department, as needed.

26.
Review the appointment of the senior internal auditor executive and review the performance and recommend the replacement of the senior internal audit executive, as necessary.

27.
Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

28.
On at least a quarterly basis, review with the Company's internal counsel and outside counsel, if necessary, any legal and regulatory compliance matters, including corporate securities trading policies, which could have a significant impact on the Company's financial statements.

29.
Review and discuss with management and the independent auditor the policies and procedures that management has instituted to ensure (i) compliance with the Company's Code of Conduct (the "Code") and (ii) that Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal and regulatory requirements. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable legal and regulatory requirements and with the Code.

30.
Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing, or any other financial matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other Audit Committee Responsibilities

31.
Annually prepare a report for the Company's annual proxy statement to stockholders as required by the SEC and authorize inclusion of annual financial statements in the Company's annual report on Form 10-K.

32.
Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

33.
Review the Company's risk assessment and risk management policies and discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

VI.    LIMITATIONS OF DUTIES.

        The Committee's responsibility is oversight. Management of the Company has the responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company's quarterly financial statements and other procedures. It is recognized that the members of the Committee may not be engaged in the accounting or auditing profession and, as such, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Code. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the independent auditor) from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts absent actual knowledge to the contrary.

ANNUAL MEETING OF STOCKHOLDERS OF
WATSON PHARMACEUTICALS, INC.
May 17, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

A VOTE "FOR ALL NOMINEES" IS RECOMMENDED BY THE BOARD OF DIRECTORS.				A VOTE "FOR" PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.
					FOR	AGAINST	ABSTAIN
1.	Election of the following nominees as Directors:		2.	Ratification of the Appointment of PricewaterhouseCoopers LLP as independent auditor for the 2004 fiscal year.	☐	☐	☐
NOMINEES
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	( ) Allen Chao, Ph.D. ( ) Michel J. Feldman ( ) Fred G. Weiss
A VOTE "AGAINST" STOCKHOLDER PROPOSAL 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.
					FOR	AGAINST	ABSTAIN
			3.	Stockholder proposal on executive compensation.	☐	☐	☐

THIS PROXY IF PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. THE COMPANY'S DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1 AND 2 AND A VOTE AGAINST PROPOSAL 3. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR, WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR, AND WILL BE VOTED AGAINST PROPOSAL 3. IN ADDITION, THE PROXIES MAY VOTE AT THEIR DISCRETION ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)
PLEASE COMPLETE, DATE, SIGN, AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS

686 Anton Boulevard
Costa Mesa, California

May 17, 2004
9:00 a.m. P.D.T.

You May Vote By
The Internet, by Telephone or by Mail
(see instructions on reverse side)

YOUR VOTE IS IMPORTANT CALL TOLL-FREE
IT'S FAST AND CONVENIENT
1-800-PROXIES

Electronic Distribution

        If you would like to receive future WATSON PHARMACEUTICALS, INC. proxy statements and annual reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

WATSON PHARMACEUTICALS, INC.
311 BONNIE CIRCLE
CORONA, CALIFORNIA 92880

PROXY—SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2004 ANNUAL MEETING ON STOCKHOLDERS—MAY 17, 2004

        The undersigned hereby appoints Allen Chao, Ph.D. and David A. Buchen, or either of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares which the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Stockholders of WATSON PHARMACEUTICALS, INC. to be held on May 17, 2004, and any adjournments or postponements thereof, with respect to the following as designated on the reverse side.

        A majority of the proxies or substitutes present at the meeting, or if only one person shall be present then that one, may exercise all powers granted hereby.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
WATSON PHARMACEUTICALS, INC.
May 17, 2004

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
                             —OR—
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
                             —OR—
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.	COMPANY NUMBER ACCOUNT NUMBER

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 6:00 A.M. P.D.T. ON MAY 17, 2004.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

A VOTE "FOR ALL NOMINEES" IS RECOMMENDED BY THE BOARD OF DIRECTORS.				A VOTE "FOR" PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.
					FOR	AGAINST	ABSTAIN
1.	Election of the following nominees as Directors:		2.	Ratification of the Appointment of PricewaterhouseCoopers LLP as independent auditor for the 2004 fiscal year.	☐	☐	☐
NOMINEES
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	( ) Allen Chao, Ph.D. ( ) Michel J. Feldman ( ) Fred G. Weiss
A VOTE "AGAINST" STOCKHOLDER PROPOSAL 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.
					FOR	AGAINST	ABSTAIN
			3.	Stockholder proposal on executive compensation.	☐	☐	☐

THIS PROXY IF PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. THE COMPANY'S DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1 AND 2 AND A VOTE AGAINST PROPOSAL 3. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR, WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR, AND WILL BE VOTED AGAINST PROPOSAL 3. IN ADDITION, THE PROXIES MAY VOTE AT THEIR DISCRETION ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)
PLEASE COMPLETE, DATE, SIGN, AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

2003 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
VOTING RIGHTS AND SOLICITATION OF PROXIES
ELECTION OF DIRECTORS
DIRECTORS' COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOLDINGS OF STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Option Grants During 2003(1)
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
Equity Compensation Plan Information As of December 31, 2003
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PRICE PERFORMANCE GRAPH
Comparison of Five Year Cumulative Total Return Among Watson Pharmaceuticals, Inc., the S&P 500 Index and the Dow Jones US Pharmaceuticals Index
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
AUDIT FEES
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER PROPOSAL: EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDERS' PROPOSALS FOR THE 2005 ANNUAL MEETING
OTHER BUSINESS
  APPENDIX "A"
WATSON PHARMACEUTICALS, INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
ANNUAL MEETING OF STOCKHOLDERS